UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 17, 2004

                     INDUSTRIES INTERNATIONAL, INCORPORATED

             (Exact name of registrant as specified in its charter)

          Nevada                            000-32053                          87-0522115
State or other jurisdiction         (Commission File Number)                (I.R.S. Employer
    of incorporation)                                                    Identification Number)

                     4/F Wondial Building, Keji South 6 Road
                Shenzhen High-Tech Industrial Park, Shenzhen Road
                      Shenzhen, People's Republic of China
                    (Address of principal executive offices)


      Registrant's telephone number, including area code: (86) 755-26520839


                                 Not applicable
         (Former name or former address, if changed since last report.)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      On August 5, 2004, Industries International, Incorporated (the "Company") engaged Weinberg & Company, P.A. ("Weinberg") as the Company's new independent registered accounting firm. The Company's former accounting firm, Moores Rowland Mazars ("Moores Rowland"), resigned as the Company's auditor on May 24, 2004. The decision to engage Weinberg was approved by the Company's Board of Directors. The resignation of Moores Rowland and the nature of its disagreement with the Company were set forth in detail on a Current Report on Form 8-K filed on July 1, 2004 and as amended on July 14, 2004. In summary, Moores Rowland, asserted that its review of the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2004 was not complete and thus, the Form 10-Q should not have been filed by the Company. The Form 8-K filing also disclosed disagreements between the Company and Moores Rowland related to whether the Company adequately disclosed the disposal of the SKI (Wondial) assets in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2004 and whether the Company should have filed a Current Report on Form 8-K disclosing the events that occurred in connection with such disposal. Moores Rowland took the position that the Company failed to properly or fully disclose
(1) the disposal of SKI (Wondial) assets, (2) the April 5, 2004 assignment of approximately US$25 million in debt to Wondial personally owed by the Company's Chairman and CEO, Dr. Kit Tsui to a PRC bank, and (3) the bankruptcy order against Wondial.

      The Company has consulted with Weinberg regarding the application of accounting principles and the type of audit opinion that might be rendered on the Company's financial statements in connection with transactions involving the disposal of SKI (Wondial) assets, as reported on the Quarterly Report on Form 10-Q for the three months ended March 31, 2004 which was filed on May 17, 2004 and on the Current Report on Form 8-K filed by the Company on July 1, 2004. Weinberg has advised the Company that as a result of the disposition of the SKI (Wondial) assets during the year ending December 31, 2004, the consolidated financial statement for the year ended December 31, 2003 will need to be restated by the Company to reflect such assets and operations as discontinued. Such restatement will require Moores Rowland to reissue their opinion for the year ended December 31, 2003.

      The following is an excerpt from the engagement letter from Weinberg to the Company which relates to Weinberg's consultation with the Company with respect to the above referenced matter:

                  "Subject to the following, we will audit the consolidated balance sheet of Industries International, Incorporated and its subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended all of which are to be included in appropriate filings by the Company under the Securities Act of 1933, as amended (or Securities Exchange Act of 1934, as amended).

            1. SKI's (Wondial) original computerized and manual accounting records and documents for the year ended December 31, 2003, and for the quarter ended March 31, 2004, were seized by the Shenzhen Intermediate People's Court pursuant to a Bankruptcy Order on April 27, 2004. It is mutually understood that SKI did not record any transactions or generate any computerized or manual accounting records and documents from April 1, 2004 until such records were seized. It is also mutually understood that, if the Company cannot obtain access for Weinberg & Company, P.A. to audit these original computerized and manual accounting records and documents that were seized, Weinberg & Company, P.A. would be precluded from completing that portion of the aforementioned audit for the consolidated financial statements related to SKI, because of a "scope limitation". If so precluded, and the audit related to SKI is deemed material to the consolidated financial statements, Weinberg & Company, P.A. has informed management of the Company that the SEC has taken the position that audit opinions that contain US GAAS scope of US GAAP qualifications do not meet the technical requirements of Rule 2-02, and as such, Weinberg & Company, P.A. will not issue an audit opinion on the December 31, 2004 consolidated financial statements. We understand that the Unical Acquisition will remove this contingency.



                                       2
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            2. We have been informed that the effective date for the accounting and reporting of the Wondial disposal has been variously stated as January 23, 2004 (the English Agreement), March 29, 2004 (the Chinese Agreement), or April 27, 2004 (the date the SKI Disposal was formally approved by the Shenzhen Foreign Trade and Economic Cooperation Bureau). It is mutually understood that the effective date concerning the accounting for and reporting of the SKI disposal is subject to appropriate legal counsel's professional opinion of the applicable agreements, laws and regulations deemed satisfactory to Weinberg & Company, P.A. If the effective date of the disposal is determined to be after March 31, 2004, Management of the Company understands that the Company and/or its subsidiaries is not allowed to extend credit to or maintain credit for Mr. Tsui Kit under the Sarbanes-Oxley Act.

            3. Weinberg & Company, P.A. has advised management of the Company that, as a result of the disposition of SKI during the year ended December 31, 2004, the consolidated financial statement for the year ended December 31, 2003 will need to be restated by the Company to present SKI as a discontinued operation. This will require the predecessor auditor's, Moore Rowland Mazars, to re-issue their opinion for the year ended December 31, 2003. If this re-issued opinion is withheld, the Company's 2003 financial statements would have to be re-audited. Management of the Company understands that Weinberg & Co., P.A. will not be in a position to re-audit the 2003 consolidated financial statements due to the fact that we will be unable to examine a complete set of original accounting records and the related documentation for the year ended December 31, 2003.

            4. Weinberg & Company, P.A. has advised management of the Company, and management of the Company understands, that the prior auditor's will have to re-issue their auditor's report covering the Statements of Operations, Cash Flows, and Changes in Stockholders' Equity for the year ended December 31, 2002, which will have to be included in the filing of the Form 10-K for the year ended December 31, 2004.

            5. Weinberg & Company, P.A. has advised management that if any registration statement is filed requiring reference to any of the Form 10-K for the years ended December 31, 2003 and December 31, 2002, the prior auditor's reports and consents will have to be included. Management understands that if the prior auditor's withhold their consent, the consolidated financial statements would have to be re-audited. Management understands that the confiscation of SKI's records may result in Weinberg & Co., P.A. being unable to issue and unqualified report on December 31, 2003 or 2002.


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            6. You have provided Weinberg & Company P.A. with a letter dated
      July 30, 2004 from Mores Rowland Mazars, "Industries International, Inc. (the Company) Change in Auditors", indicating they "will respond" to SAS 84 inquires. Based on the level of response, Weinberg & Company, P.A. might have to perform extended audit procedures to satisfy the audit requirement of comfort with beginning balances at January 1, 2004."

            The Company has also discussed with Weinberg the accounting with respect to the Company's acquisition of Unical Enterprises, Inc., which was effective July 29, 2004. As a result of such discussions, the Company concluded that the transaction was in essence a "reverse merger", resulting in the financial statements of Unical Enterprises, Inc. becoming the registrant's financial statements beginning July 29, 2004.

            The Company has provided Weinberg with a copy of the disclosures it is making herein and has requested that Weinberg provide a letter addressed to the Commission providing any new information, clarification of the Company's expression of its views or the respects in which it does not agree with the statements made by the Company in response to Item 304(b)(ii)(D) of Regulation S-K. Weinberg has indicated that it agrees with the disclosures contained herein and that no letter will be forthcoming.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             INDUSTRIES INTERNATIONAL,
                                             INCORPORATED


                                             By: /s/ Kit Tsui
                                                 ------------------------
                                                 Kit Tsui
                                                 Chief Executive Officer
Date: August 17, 2004